                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to 1) the incorporation by reference in T. Rowe Price Inflation Protected Bond Fund's Registration Statement on Form N-1A (the "Registration Statement") of our reports dated June 19, 2002, relating to the financial statements and financial highlights which appear in the May 31, 2002 Annual Reports to Shareholders of T. Rowe Price Corporate Income Fund, Inc., T. Rowe Price GNMA Fund, T. Rowe Price High Yield Fund, Inc., T. Rowe Price New Income Fund, Inc., T. Rowe Price Personal Strategy Funds, Inc. (comprised of T. Rowe Price Personal Strategy Balanced Fund, T. Rowe Price Personal Strategy Growth Fund and T. Rowe Price Personal Strategy Income Fund), T. Rowe Price Prime Reserve Fund, Inc., T. Rowe Price Reserve Investment Funds, Inc. (comprised of T. Rowe Price Government Reserve Investment Fund and T. Rowe Price Reserve Investment Fund), T. Rowe Price Short-Term Bond Fund, Inc. and T. Rowe Price U.S. Treasury Funds, Inc. (comprised of T. Rowe Price U.S. Treasury Intermediate Fund, T. Rowe Price U.S. Treasury Long-Term Fund and T. Rowe Price U.S. Treasury Money Fund), which are incorporated by reference into the Registration Statement; 2) the inclusion in the Registration Statement of our report dated October 23, 2002, relating to the financial statement of T. Rowe Price Inflation Protected Bond Fund, Inc.; and 3) the reference to us under the heading "Independent Accountants" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
October 23, 2002